BY-LAWS of
                                  G C S T CORP.

                       ARTICLE I. MEETINGS OF SHAREHOLDERS
                       -----------------------------------

         Section 1.  Annual  Meetinq. The annual meeting of the  shareholders of this  corporation  shall be held on the 1st day of  November  of each year or at such  other  time  and  place  designated  by  the  Board  of  Directors  of the corporation.  Business  transacted  at the  annual  meeting  shall  include  the election of directors of the corporation.  If the designated day shall fall on a

Sunday or legal  holiday,  then the meeting shall be held on the first  business day thereafter.

         Section 2.  Special  Meetin,qs.  Special  meetings of the  shareholders shall be held when directed by the President or the Board of Directors,  or when requested  in  writing  by the  holders  of not less than 10% of all the  shares entitled to vote at the meeting.  A meeting  requested by shareholders  shall be called  for a date not less than 3 nor more than 30 days  after the  request  is made, unless the shareholders requesting the meeting designate a later date. The call for the meeting  shall be issued by the  Secretary,  unless the  President,

Board of Directors,  or  shareholders  requesting  the meeting  shall  designate another person to do so.

         Section 3.  Place.  Meetings  of  shareholders  shall  be  held  at the principal  place of business of the corporation or at such other place as may be designated by the Board of Directors.

         Section 4. Notice.  Written notice  stating the place,  day and hour of the meeting and in the case of a special  meeting,  the purpose or purposes  for which the meeting is called, shall be delivered not less than 3 nor more than 30 days before the meeting,  either  personally  or by first class mail,  or by the direction of the President,  the Secretary or the officer or persons calling the meeting to each  shareholder  of record  entitled  to vote at such  meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United

States mail  addressed  to the  shareholder  at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         Section 5. Notice of Adjourned Meeting.  When a meeting is adjourned to another  time or place,  it shall  not be  necessary  to give any  notice of the adjourned  meeting if the time and place to which the meeting is  adjourned  are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be  transacted  that might have been  transacted on the original date of the meeting.  If,  however,  after the adjournment the Board of

Directors  fixes a new record date for the  adjourned  meeting,  a notice of the adjourned meeting shall be given as provided in this Article to each shareholder of record on a new record date entitled to vote at such meeting.

         Section 6.  Shareholder  Quorum and  Votin.q.  A majority of the shares entitled to vote,  represented in person or by proxy,  shall constitute a quorum at a meeting of shareholders.  If a quorum is present, the affirmative vote of a majority of the shares  represented  at the meeting and  entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law.

         Section 7.  Votinq of Shares.  Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

         Section 8. Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized  attorney-in-fact.

No proxy  shall be valid after the  duration of 11 months from the date  thereof unless otherwise provided in the proxy.

         Section  9.  Action by  Shareholders  Without  a  Meeting.  Any  action required by law or authorized by these by-laws or the Articles of  Incorporation of this  corporation or taken or to be taken at any annual or special meeting of shareholders,  or any action which may be taken at any annual or special meeting of  shareholders,  may be taken  without a  meeting,  without  prior  notice and without a vote,  if a consent  in  writing,  setting  forth the action so taken,

shall be signed by the  holders of  outstanding  stock  having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares  entitled  to vote  thereon  were  present  and voted.
                              ARTICLE II. DIRECTORS
                              ---------------------

         Section 1.  Function.  All  corporate  powers  shall be exercised by or
         ---------------------
under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors.

         Section 2. Qualification.
         -------------------------
 shareholders of this corporation.
         Section 3.

Directors need not be residents of this state or

Compensation. The Board of Directors shall have authority to fix the compensation of directors.

         Section 4.  Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any  corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect  thereto because of an asserted conflict of interest.

         Section 5.  Number. This corporation shall have a minimum of 1 director but no more than 7.

         Section 6.  Election  and Term.  Each person  named in the  Articles of

Incorporation  as a member of the initial  Board of Directors  shall hold office until the first annual meeting of  shareholders,  and until his successor  shall have been elected and qualified or until his earlier  resignation,  removal from office or death. At the first annual meeting of shareholders  and at each annual meeting  thereafter the shareholders  shall elect directors to hold office until the next succeeding  annual meeting.  Each director shall hold office for a term for which he is elected  and until his  successor  shall have been  elected  and qualified or until his earlier resignation, removal from office or death.

         Section 7.  Vacancies. Any vacancy occurring in the Board of Directors,

including  any  vacancy  created  by  reason  of an  increase  in the  number of

Directors,  may be filled by the affirmative vote of a majority of the remaining directors  though  less  than a quorum  of the Board of  Directors.  A  director elected to fill a vacancy  shall hold  office  only until the next  election  of directors by the shareholders.

         Section 8.  Removal of Directors.  At a meeting of shareholders  called expressly for that purpose, any director or the entire Board of Directors may be removed,  with or without  cause,  by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

         Section 9.  Quorum and Votinq.  A majority  of the number of  directors fixed  by  these  by-laws  shall  constitute  a quorum  for the  transaction  of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 10. Executive and Other Committees.  The Board of Directors, by

resolution  adopted by a majority of the full Board of Directors,  may designate from among its members an executive  committee and one or more other  committees each of which,  to the extent  provided  in such  resolution  shall have and may exercise all the authority of the Board of  Directors,  except as is provided by law.

         Section 11. Place of Meetinq. Regular and special meetings of the Board of Directors shall be held at the principal place of business of the corporation or as otherwise determined by the Directors.

         Section 12. Time, Notice and Call of Meetinqs.  Regular meetings of the

Board of  Directors  shall be held  without  notice on the  first  Monday of the calendar month two (2) months following the end of the corporation's  fiscal, or if the said first  Monday is a legal  holiday,  then on the next  business  day.

Written  notice  of the  time and  place of  special  meetings  of the  Board of

Directors shall be given to each director by either personal delivery,  telegram or cablegram  at least three (3) days before the meeting or by notice  mailed to the director at least 3 days before the meeting.

         Notice of a meeting of the Board of Directors  need not be given to any director  who  signs a waiver  of notice  either  before  or after the  meeting.

Attendance  of a director at a meeting  shall  constitute  a waiver of notice of such meeting and waiver of any and all  objections  to the place of the meeting,

the time of the meeting,  or the manner in which it has been called or convened,

except when a director states, at the beginning of the meeting, any objection to the  transaction  of  business  because the  meeting is not  lawfully  called or convened.

         Neither  the  business to be  transacted  at, nor the  purpose,  of any regular or special  meeting of the Board of  Directors  need be specified in the notice of waiver of notice of such meeting. A majority of the directors present,

whether  or not a  quorum  exists,  may  adjourn  any  meeting  of the  Board of

Directors to another time and place.  Notice of any such adjourned meeting shall be given to the directors  who were not present at the time of the  adjournment,

and unless the time and place of adjourned  meeting are announced at the time of the adjournment, to the other directors.  Meetings of the Board of Directors may be called by the chairman of the board,  by the president of the  corporation or by any two directors.

         Members of the Board of Directors may  participate in a meeting of such board by means of a conference telephone or similar communications  equipment by means of which all persons  participating  in the meeting can hear each other at the same time.  Participation by such means shall constitute  presence in person at a meeting.

         Section 13. Action Without a Meetinq. Any action,  required to be taken at a meeting of the Board of  Directors,  or any action  which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, is signed by such number of the directors, or such number of the members of the committee,  as the  case may be,  as would  constitute  the  requisite  majority thereof  for  the  taking  of such  actions,  is  filed  in the  minutes  of the proceedings of the board or of the committee.  Such actions shall then be deemed taken with the same force and effect as though  taken at a meeting of such board or committee  whereat all members were present and voting  throughout  and those who signed such action shall have voted in the  affirmative and all others shall have voted in the negative.

     For informational  purposes,  a copy of such signed actions shall be mailed to all members of the board or committee who did not sign said action,  provided however,  that the failure to mail said notices  shall in no way  prejudice  the actions of the board or committee.

                              ARTICLE III. OFFICERS
                              ---------------------

         Section 1. Officers.  The officers of this corporation shall consist of a president,  a secretary and a treasurer,  each of whom shall be elected by the

Board of Directors. Such other officers and assistant officers and agents as may be deemed  necessary may be elected or appointed by the Board of Directors  from time to time. Any two or more offices may be held by the same person.

         Section 2. Duties.  The  officers  of this  corporation  shall have the following duties:

                  The  President  shall be the chief  executive  officer  of the corporation,  shall have  general  and active  management  of the  business  and affairs of the corporation  subject to the directions of the Board of Directors,

and shall preside at all meetings of the shareholders and Board of Directors.

                  The Secretary shall have custody of, and maintain,  all of the corporate records except the financial records; shall record the minutes of all meetings of the shareholders and Board of directors, send all notices of all meetings  and perform  such other  duties as may be  prescribed  by the Board of

Directors or the  President.  The Treasurer  shall have custody of all corporate funds and financial  records,  shall keep full and accurate accounts of receipts and  disbursements  and  render  accounts  thereof  at the  annual  meetings  of shareholders  and  whenever  else  required  by the  Board of  Directors  or the

President, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

         Section 3. Removal  of  Officers.   An  officer  or  agent  elected  or

appointed by the Board of Directors may be removed by the board  whenever in its judgment  the best  interests of the  corporation  will be served  thereby.  Any vacancy in any office may be filed by the Board of Directors.

                         ARTICLE IV. STOCK CERTIFICATES
                         ------------------------------


         Section 1. Issuance.  Every holder of shares in this corporation  shall be  entitled  to have a  certificate  representing  all  shares  to  which he is entitled. No certificate shall be issued for any share until such share is fully paid.

         Section 2. Form.  Certificates  representing shares in this corporation shall be signed by the  President  or Vice  President  and the  Secretary  or an

Assistant  Secretary  and may be sealed with the seal of this  corporation  or a facsimile thereof.

         Section 3. Transfer of Stock.  The  corporation  shall register a stock certificate presented to it for transfer if the certificate is properly endorsed

         Section 3. Transfer of Stock.  The  corporation  shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney.

         Section 4. Lost, Stolen or Destroyed  Certificates.  If the shareholder shall claim to have lost or  destroyed  a  certificate  of shares  issued by the corporation,  a new certificate  shall be issued upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost,  stolen or destroyed, and, at the discretion of the Board of Directors, upon the deposit of a bond or other  indemnity in such amount and with such sureties,  if any, as the board may reasonably require.


                          ARTICLE V. BOOKS AND RECORDS
                          ----------------------------

Section 1. Books and Records.

books and records of account and

                    This corporation  shall keep correct and complete shall keep minutes of the proceedings of its shareholders, Board of Directors and committee of directors.

         This  corporation  shall keep at its  registered  office,  or principal place of business a record of its  shareholders,  giving the names and addresses of all shareholders and the number of the shares held by each.

         Any books,  records and minutes may be in written  form or in any other form capable of being converted into written form within a reasonable time.

         Section 2.  Shareholders'  Inspection Riqhts. Any person who shall have been a holder of record of shares of voting trust certificates therefor at least six months immediately preceding his demand or shall be the holder of record of,

or the holder of record of voting trust  certificates for, at least five percent of the outstanding shares of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney,  at any reasonable time or times,  for any proper purpose its relevant books and records of accounts,  minutes and records of shareholders  and to make extracts therefrom.

         Section 3. Financial Information.  Not later than four months after the close of each  fiscal  year,  this  corporation  shall  prepare a balance  sheet showing in reasonable  detail the financial  condition of the  corporation as of the close of its  fiscal  year,  and a profit  and loss  statement  showing  the results of the operations of the corporation during the fiscal year.

         Upon the written  request of any  shareholder or holder of voting trust certificates for shares of the corporation,  the corporation  shall mail to each shareholder  or holder of voting  trust  certificates  a copy of the most recent such balance sheet and profit and loss statement.  The balance sheets and profit and loss statements  shall be filed in the registered  office of the corporation in this state,  shall be kept for at least five  years,  and shall be subject to inspection  during  business hours by any  shareholder or holder of voting trust certificates, in person or by agent.

                              ARTICLE VI. DIVIDENDS
                              ---------------------



         The Board of  Directors  of this  corporation  may,  from time to time,

declare and the corporation may pay dividends on its shares in cash, property or its own shares,  except when the  corporation  is  insolvent or when the payment thereof would render the corporation  insolvent subject to the provisions of the

Florida Statutes.


                           ARTICLE VII. CORPORATE SEAL
                           ---------------------------

         The Board of Directors shall provide a corporate seal which shall be in circular form.





[GRAPHIC OMITTED]

                             ARTICLE VIII. AMENDMENT
                             -----------------------

         These by-laws may be altered, amended or repealed, and new by-laws may be adopted by the a majority vote of the directors of the corporation.